UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 4, 2023
_____________
KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________

Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 4, 2023, Kennedy-Wilson Holdings, Inc. (the “Company”) entered into a 6.00% Series C Cumulative Perpetual Preferred Stock and Warrant Purchase Agreement (the “Securities Purchase Agreement”) with Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada (together with its permitted assigns, each, a “Purchaser,” and collectively, the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, and the Purchasers agreed to purchase from the Company, subject to customary closing conditions: (i) 200,000 shares (the “Purchased Shares”) of the Company’s to-be-designated 6.00% Series C Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”); and (ii) 12,338,062 warrants (the “Warrants,” and together with the Purchased Shares, the “Purchased Securities”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an initial exercise price of $16.21 per Warrant, for an aggregate purchase price for the Purchased Securities of $200,000,000.

The sale of the Purchased Securities is scheduled to close within two (2) business days after receipt of all regulatory approvals, subject to customary closing conditions (the actual date of such closing, the “Closing Date”). The Purchased Securities will be sold pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to use the proceeds from the sale of the Purchased Securities to repay a portion of the outstanding debt under its corporate line of credit and for general corporate purposes.

The Securities Purchase Agreement contains customary representations and warranties from the Company, on the one hand, and the Purchasers, on the other, including representations and warranties by the Company regarding its capitalization, compliance with applicable laws, undisclosed liabilities, intellectual property rights, affiliate transactions, taxes and litigation.

The Purchasers have also agreed that until the date on which the total number of shares of Common Stock beneficially owned by the Purchasers and their affiliates (including the shares of Common Stock underlying the Warrants on an as-exercised basis) is less than five percent (5%) of the Company’s outstanding Common Stock on a fully-diluted basis, unless specifically consented in writing by the Company to do so, the Purchasers will not: (i) effect or seek, initiate, offer or propose to effect, or cause or participate in or in any way advise or, assist any other person to effect or seek, initiate, offer or propose to effect or cause or participate in, (a) any acquisition of any equity or equity-linked securities (or beneficial ownership thereof), (b) any tender or exchange offer, merger, consolidation or other business combination involving the Company, (c) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or (d) any solicitation of proxies or consents to vote any voting securities of the Company; provided, however, that nothing in this clause (i) shall prevent or limit (x) the ability of any director of the Company that is affiliated with the Purchasers to acquire, exercise or dispose of any stock options or other equity securities of the Company received as compensation for serving as a director, or perform his or her duties as a director of the Company, or (y) the Purchasers and their affiliates from purchasing equity or equity-linked securities of the Company representing in the aggregate up to twenty percent (20%) of outstanding Common Stock on a fully-diluted basis; provided, further, that, at any time or from time to time following receipt of the “Requisite Stockholder Approval” (as defined in the Warrant Agreement referred to below under the caption “Warrant Agreement”), the Purchasers and their affiliates will not be prohibited from exercising, converting or exchanging any securities of the Company then-held (including the Warrants and the warrants issued under that certain Warrant Agreement dated of March 8, 2022, between the Company and the other signatories thereto) for shares of Common Stock; (ii) form, join or participate in any Section 13(d) group with respect to the Company’s securities that seeks to do any of the actions prohibited by clause (i) above; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company; provided, however, that this restriction will not prevent or limit the ability of any director of the Company that is affiliated with the Purchasers to serve as a director or perform his or her duties as a director of the Company; (iv) take any action which could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters discussed in this paragraph; or (v) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.

The foregoing summary of the Securities Purchase Agreement is qualified in its entirety by the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Certificate of Designations Establishing the 6.00% Series C Cumulative Perpetual Preferred Stock

The powers, designations, preferences and other rights of the shares of Series C Preferred Stock will be set forth in the Certificate of Designations establishing the Series C Preferred Stock (the “Certificate of Designations”) to be filed by the Company on the Closing Date.

The Series C Preferred Stock will rank on a parity with the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock and 4.75% Series B Cumulative Perpetual Preferred Stock, and senior, with respect to dividend and distribution rights and rights upon the Company’s liquidation, dissolution or winding up, to the Common Stock, and each other class or series of capital stock the Company may issue in the future the terms of which do not expressly provide that it ranks on parity with or senior to the Series C Preferred Stock as to dividend and distribution rights and rights upon the Company’s liquidation, dissolution or winding-up (the Common Stock and such other capital stock, “Junior Securities”). If the Company voluntarily or involuntarily liquidates, dissolves or winds up, then, subject to the rights of any indebtedness or senior-ranking securities, the holders of each share of Series C Preferred Stock will be entitled to receive liquidating distributions in an amount equal to the $1,000 per share, plus all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, holders of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by, and will have no right or claim to any remaining assets of, the Company.

Holders of Series C Preferred Stock are entitled to receive cumulative cash dividends, payable quarterly on the $1,000 per share liquidation preference of the Series C Preferred Stock, at a rate of 6.00% per annum, when, as and if declared by the Company’s Board of Directors out of assets legally available for the payment of such dividends.

At any time, the Company will have the right, at its option, to redeem the Series C Preferred Stock, in whole or in part, for cash. In connection with any redemption, the redemption price will equal $1,000 per share of Series C Preferred Stock to be redeemed, plus accrued and unpaid dividends.

If the Company executes and delivers an agreement whose performance would result in a change-of-control event that constitutes a “Fundamental Change” under the Certificate of Designations, the Company will, to the extent it has funds legally available to do so, and subject to certain limitations, be required to redeem the Series C Preferred Stock for cash at a redemption price equal to $1,000 per share of Series C Preferred Stock to be repurchased, plus accrued and unpaid dividends.

At any time that a holder of Warrants exercises such Warrants in accordance with the Warrant Agreement (as defined below), such holder will have the right, at its option, to require the Company to extinguish a number of shares of Series C Preferred Stock held by such holder, valued at a price equal to $1,000 per share of Series C Preferred Stock to be extinguished, plus accrued and unpaid dividends (the “Setoff Price”), that is no greater than the aggregate exercise price for such exercised Warrants. Pursuant to the Warrant Agreement, the Setoff Price for the Series C Preferred Stock to be extinguished will be applied to reduce (in whole or in part) the amount payable in respect of the aggregate exercise price for such exercised Warrants Upon such holder’s exercise of the foregoing extinguishment right with respect to any shares of Series C Preferred Stock, the Company will extinguish and cancel such shares of Series C Preferred Stock.

The holders of Series C Preferred Stock will be entitled to vote with the holders of Common Stock as a single class only to the extent such holders are the holders of Warrants in accordance with the Warrant Agreement, assuming, for these purposes, that such holders owned the shares of Common Stock that would be issuable upon a non-cashless exercise of their Warrants; provided, however, that prior to obtaining the “Requisite Stockholder Approval” (as defined in the Certificate of Designations), such holders will not have the right to vote to the extent, and only to the extent, that such right to vote would result in in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such holder, having voting power in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of the Company’s common stock. So long as any shares of Series C Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Series C Preferred Stock (in certain circumstances, voting together with the holder of any other preferred stock having similar voting rights) will be required for the following events, subject to certain limitations: (1) the amendment of the Company’s certificate of incorporation or the Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of the Company’s capital stock that ranks on parity with or senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company; (2) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation or the Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock; and (3) certain binding share exchanges or reclassifications involving the Series C Preferred Stock, or certain mergers or consolidations of the Company with another entity (unless, in the case of this clause (3), either (x) the Series C Preferred Stock remains outstanding following the relevant transaction or is exchanged for substantially similar preference securities of the surviving entity or (y) such exchange, reclassification, merger or consolidation would constitute a “Fundamental Change” under the Certificate of Designations where the Company is required to redeem all outstanding shares of Series C Preferred Stock).

In addition, if dividends on any shares of Series C Preferred Stock are declared and paid, on a cumulative basis, for the equivalent of four or more dividend periods, whether or not consecutive (a “Nonpayment Event”), then, subject to certain limitations, the size of the Company’s board of directors will automatically be increased by two and the holders of Series C Preferred Stock (in certain cases, voting together with the holders of any other series of preferred stock having similar voting rights) will be entitled to vote for the election of the two additional directors (the “Preferred Stock Directors”). However, it will be a condition for the election for any such Preferred Stock Director that the election of such director will not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. If and when all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has been set aside, on the Series C Preferred Stock (and any other series of preferred stock having similar voting rights) for two consecutive dividend periods after the relevant Nonpayment Event, then the term of the Preferred Stock Directors will immediately end and the holders of the Series C Preferred Stock will immediately be divested of the foregoing voting rights, until and unless a subsequent Nonpayment Event occurs. If a Nonpayment Event occurs and the Preferred Stock Directors are unable to take office because doing so would cause the size of the Company’s board of directors to exceed limitations set forth in its Certificate of Incorporation, then the dividend rate on the Series C Preferred Stock will be increased to 8.00% per annum until the earlier of (x) the time when the Preferred Stock Directors take office; and (y) all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has have been set aside, on the Series C Preferred Stock (and any other series of preferred stock having similar voting rights) for two consecutive dividend periods after such Nonpayment Event.

The foregoing description of the Certificate of Designations is not complete and is subject to, and qualified in its entirety by, the full text of the form of the Certificate of Designations, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference, and, where applicable, the full text of the form of Warrant Agreement together with the form of Warrant attached thereto, a copy of which is filed herewith as Exhibit 4.2 and incorporated herein by reference.

Warrant Agreement

The terms of the Warrants will be set forth in a Warrant Agreement to be entered into by and among the Company and the Purchasers on the Closing Date (the “Warrant Agreement”).

Each Warrant is initially exercisable for one (1) share of Common Stock at an exercise price per Warrant of $16.21. Warrants may be exercised by the holder thereof on or before the date that is the seventh (7th) anniversary of the issue date of the Warrants.

The Warrants will be initially registered in the names of the Purchasers. Holders of the Warrants will not be able to transfer, pledge or otherwise dispose of any Warrant or any beneficial or other interest therein to another person who is not a permitted transferee under the Warrant Agreement without the Company’s prior written consent.

Holders of the Warrants may exercise the Warrants by (i) paying the exercise price (x) in cash or (y) by the extinguishment shares of Series C Preferred Stock held by such Warrant holder in accordance with the Certificate of Designations (and, if applicable, cash representing the excess, if any, of the aggregate exercise price and the Setoff Price); or (ii) cashless exercise (but only if no shares of Series C Preferred Stock issued pursuant to the Securities Purchase Agreement are outstanding). Upon the exercise of any Warrant, the Company will settle such exercise by delivering the requisite number of shares of Common Stock, together with cash in lieu of fractional shares, if any; provided, however, that prior to obtaining the “Requisite Stockholder Approval” (as defined in the Warrant Agreement), no shares of Common Stock will be issued or delivered upon exercise of any Warrant of any holder, and no Warrant of any holder will be exercisable, in each case to the extent, and only to the extent, that such issuance, delivery, exercise or exercisability would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such holder, beneficially owning in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of Common Stock or the voting power thereof.

The exercise price and number of shares of Common Stock for which each Warrant is exercisable is subject to adjustment pursuant to customary anti-dilution adjustment provisions.

The foregoing description of the Warrant Agreement to be entered into by the Company and the Purchasers as of the Closing Date is not complete and is subject to, and qualified in its entirety by, the full text of the form of Warrant Agreement together with the form of Warrant attached thereto, a copy of which is filed herewith as Exhibit 4.2 and incorporated herein by reference, and, where applicable, the full text of the form of the Certificate of Designations, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company has also agreed to enter into a Registration Rights Agreement, to be dated as of the Closing Date by and among the Company and the Purchasers (the “Registration Rights Agreement”).

The Registration Rights Agreement will require, among other things, and subject to the terms and conditions thereof, that upon sixty (60) days’ notice from the holders of the Purchased Securities, the Company will use its reasonable efforts to (i) file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 covering the resale of (a) shares of Series C Preferred Stock that have not been redeemed by the Company (the “Registrable Preferred Securities”) and (b) shares of Common Stock issued or issuable upon valid exercise of the Warrants (the “Registrable Common Securities,” and together with the Registrable Preferred Securities, the “Registrable Securities”) and (ii) cause such registration statement to be declared effective within such sixty (60)-day period.

The Registration Rights Agreement will grant each holder or group of holders (each, a “Holder”) holding at least a majority of the Registrable Common Securities or the Registrable Preferred Securities certain rights to demand an underwritten offering of some or all of their Registrable Securities (a “Demand Underwritten Offering”) or to request the inclusion of some or all of their Registrable Common Securities in an offering of Common Stock being effected by the Company for itself (a “Piggyback Underwritten Offering”), in each case subject to certain customary restrictions, limitations, registration procedures and indemnity provisions. The ability to cause the Company to effect a Demand Underwritten Offering will be subject to certain conditions.

If, pursuant to an underwritten Demand Underwritten Offering or Piggyback Underwritten Offering, the managing underwriter advises that the number of Registrable Securities requested to be included in such offering exceeds a maximum number that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Registration Rights Agreement will specify the priority in which Registrable Securities are to be included.

The foregoing summary of the Registration Rights Agreement to be entered into by the Company and the Purchasers as of the Closing Date is qualified in its entirety by the full text of the form of Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 above is incorporated herein by reference. The issuance and sale of the Purchased Securities is being made pursuant to Section 4(a)(2) of the Securities Act, in transactions not involving any public offering. Any issuance of Common Stock upon exercise of the Warrants pursuant to a cashless exercise will be made pursuant to Section 3(a)(9) of Securities Act as exchanges exclusively with existing security holders. Any other issuance of Common Stock upon exercise of the Warrants will be made pursuant to Section 4(a)(2) of the Securities Act. The initial maximum number of shares of Common Stock issuable upon exercise the Warrants is 12,338,062 shares, subject to customary anti-dilution adjustments.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Certificate of Designations Establishing the 6.00% Series C Cumulative Perpetual Preferred Stock.
4.2	Form of Warrant Agreement.
10.1†	Securities Purchase Agreement, dated as of June 4, 2023 between the registrant and the purchasers named therein.
10.2	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

† Certain schedules and exhibits have been omitted pursuant to Rule 601(a)(5) of Regulation S-K under the Securities Act. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 5, 2023